 Exhibit 21(l)

SEARS CREDIT ACCOUNT MASTER TRUST II
SERIES 1999-1
1999 ANNUAL STATEMENT

Pursuant to the terms of the letter issued by the Securities and Exchange
Commission dated June 30, 1995 (granting relief to the Trust from certain reporting requirements of the Securities Exchange Act of 1934, as amended), aggregated information regarding the performance of Accounts and payments to Investor Certificateholders in respect of the Due Periods related to the nine Distribution Dates which occurred in 1999 is set forth below.

1) The total amount of the distribution to Investor
Certificateholders during 1999, per $1,000 interest.

Class A                                                      $41.12

Class B                                                       $0.00

Class C                                                       $0.00

2) The amount of the distribution set forth in paragraph
1 above in respect of interest on the Investor
Certificates, per $1,000 interest.

Class A                                                      $41.12

Class B                                                       $0.00

Class C                                                       $0.00

3) The amount of the distribution set forth in paragraph
1 above in respect of principal on the Investor
Certificates, per $1,000 interest.

Class A                                                      $0.00

Class B                                                      $0.00

Class C                                                      $0.00

4) The aggregate amount of Collections of
Principal Receivables processed during
the related Due Periods.                                  $6,716,265,214.67

5) The aggregate amount of Collections of
Finance Charge Receivables processed
during the related Due Periods.                          $2,041,096,891.04

6) The aggregate amount of Collections of
Principal Receivables processed during the
related Due Periods which were allocated
in respect of the Investor Certificates.                 $4,897,515,881.54

7) The aggregate amount of Collections of
Finance Charge Receivables processed during
the related Due Periods which were allocated
in respect of the Investor Certificates.                 $1,489,801,869.21

8) The aggregate amount of Additional Allocable
Amounts processed during the related Due
Periods which were allocated in respect of
the Investor Certificates.                                  $167,070,362.83

9) The aggregate amount of Collections of
Principal Receivables processed during the
related Due Periods which were allocated
in respect of the Seller Certificates.                   $1,818,749,333.13

10) The aggregate amount of Collections of
Finance Charge Receivables processed during
the related Due Periods which were allocated
in respect of the Seller Certificates.                     $551,295,021.84

11) The aggregate amount of Additional Allocable
Amounts processed during the related Due
Periods which were allocated in respect of
the Seller Certificates.                                              $0.00

12) The excess of the Investor Charge-Off Amount
over the sum of (i) payments in respect of the
Available Subordinated Amount and (ii) Excess
Servicing, if any (an "Investor Loss"), per
$1,000 interest.                                                      $0.00

13) The aggregate amount of Investor Losses in the
Trust as of the end of the day on December 15,
1999, per $1,000 interest.                                           $0.00

14) The total reimbursed to the Trust from the sum
of the Available subordinated Amount and Excess
Servicing, if any, in respect of Investor Losses,
per $1,000 interest.                                                  $0.00

15) The amount of the Investor Monthly Servicing Fee
payable by the Trust to the Servicer.                      $150,120,572.16

16) The Class A and Class B Controlled Amortization
Amount Shortfall, as of the end of the reportable
year.                                                                $0.00